Registration No. 333-52808
Filed Pursuant to Rule 424(b)(3)

Prospectus Supplement To Prospectus Dated March 1, 2001

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
4582 South Ulster Street Parkway
Suite 1100
Denver, Colorado 80237
(303) 757-8101

3,354,328 SHARES OF CLASS A COMMON STOCK

     The table setting forth the shares to be sold by the Selling Stockholder as set forth under “Selling Stockholders” in Apartment Investment and Management Company’s Prospectus, dated March 1, 2001, is hereby amended to revise the information that appeared therein related to the securities held by Dianne Hatch to reflect the subsequent contribution of a portion of the securities held by her to a donee as follows:

	Shares Issuable in
	Exchange for:
	Common	Preferred
Selling Stockholder	Units (1)	Units	Total
First Presbyterian Church	587	—	587

(1) Represents the number shares of Class A Common Stock that may be issued by us from time to time in exchange for an equal number of Common Units held by the selling stockholder.

The date of this Prospectus Supplement is January 31, 2005